The Coca-Cola Company Reports Continued Strong Results in Second Quarter 2018
Net Revenues Declined 8%, Impacted by Bottler Refranchising;
Organic Revenues (Non-GAAP) Grew 5%, Driven by Balanced Volume and Price/Mix

Operating Margin Expanded More Than 950 Basis Points;
Comparable Operating Margin (Non-GAAP) Expanded More Than 300 Basis Points

Earnings Per Share from Continuing Operations Grew 68% to $0.53; Comparable Earnings Per Share from Continuing Operations (Non-GAAP) Grew 3% to $0.61, Impacted by a 2% Currency Headwind

ATLANTA, July 25, 2018 – The Coca-Cola Company continued to execute on its key strategies in the second quarter of 2018. While reported net revenues for the quarter declined due to refranchising, the company delivered strong organic revenue (non-GAAP) growth through balanced volume and price/mix, while gaining value share globally.
"We're encouraged with our performance year-to-date as we continue our evolution as a consumer-centric, total beverage company," said James Quincey, President and CEO of The Coca-Cola Company. "We have the right strategies in place and remain focused on achieving our full year guidance."
During the quarter, the company continued to accelerate its evolution as a total beverage company, from testing new products locally to lifting and shifting successful brands globally. The company is also driving an acceleration in the sparkling soft drinks category through investment and innovation, with 5% retail value growth in its sparkling portfolio during the quarter. These efforts, balanced with disciplined growth, have resulted in transaction growth of 4% year-to-date, outpacing unit case volume growth of 3%.

Highlights

Quarterly Performance

•
Revenues: Net revenues declined 8% to $8.9 billion, impacted by a 15% headwind from the refranchising of company-owned bottling operations. Organic revenues (non-GAAP) grew 5%, driven by concentrate sales growth of more than 2% and price/mix growth of more than 2%.

•
Volume: Unit case volume grew 2%. Growth was led by Trademark Coca-Cola, including continued double-digit growth for Coca-Cola Zero Sugar, and also reflects the continued strong performance of Fuze Tea.

•
Margin: Operating margin, which included items impacting comparability, grew more than 950 basis points. Comparable operating margin (non-GAAP) expanded more than 300 basis points, driven by divestitures of lower-margin bottling operations and the company's ongoing productivity efforts, partially offset by an approximate 200 basis point headwind from the adoption of the new revenue recognition accounting standard and the impact of currency.

•	Market share: The company continued to gain value share in total nonalcoholic ready-to-drink (NARTD) beverages.

•
Cash flow: Year-to-date cash from operations was $2.6 billion, down 22%. The decline was largely due to the impact of more than $600 million from the year-over-year increase in tax payments in addition to the impact of the refranchising of North American bottling territories, partially offset by strong cash generation in the underlying business. Year-to-date free cash flow (non-GAAP) was $2.0 billion, down 20%.

•	Share repurchases: Year-to-date purchases of stock for treasury were $1.3 billion. Year-to-date net share repurchases (non-GAAP) totaled $730 million.

Company Updates

•
Lifting, shifting and scaling brands around the world: The company expanded its footprint within the fast-growing, plant-based nourishment category with the launch of AdeZ in Europe by leveraging the brand edge of AdeS, a plant-based beverage originating in Latin America. Positioned as a premium offering, AdeZ will expand the company's presence beyond the beverage aisle into on-the-go snacking. AdeZ was launched in more than 10 European markets during the quarter and is on-track to be in 19 markets by the end of 2018. This rollout across a new continent, within a year after the acquisition of AdeS, illustrates the company’s ability to act with speed and agility in a rapidly changing consumer landscape.

•
Reducing sugar while growing value: The company continued to execute on its strategy of delivering great-tasting sparkling beverages with less sugar. During the quarter, the company debuted Coca-Cola Stevia No Sugar in New Zealand, which is sweetened with 100% stevia. The company also expanded its Diet Coke brand re-stage into Great Britain, including the introduction of new flavors. Within North America, the company's no-sugar sparkling soft drink portfolio accelerated from the first quarter, resulting in 7% retail value growth, driven by Coca-Cola Zero Sugar and Diet Coke.

•
Digitizing the enterprise: The company continues to embrace the growth of e-commerce and rethink how products are sold and delivered, not only to consumers but to customers as well. In North America, the company expanded coverage of the digital MyCoke platform, which allows retail customers to replenish beverage inventories and schedule future orders online. The MyCoke platform has led to over a 5% increase in sales revenue versus orders placed through traditional call centers, while reducing costs and further driving the Coca-Cola system's competitive edge.

•
System commitment to drive shared opportunity: The system’s ongoing commitment to investment in capabilities and products was demonstrated by three significant announcements during the quarter. In the United States, Coca-Cola Southwest Beverages (CCSWB) announced plans to build a new production and distribution facility to expand the portfolio and help drive improved execution. The CCSWB plant in Houston will be the first built in the U.S. in over a decade. In China, the company and its bottling partner, Swire Group, celebrated the opening of one of the country's largest plants. The facility received a gold certification of Leadership in Energy and Environmental Design (LEED). In Canada, fairlife LLC – one of the company's joint ventures in value-added dairy – announced plans to build a new production facility in Ontario and introduce fairlife products in the Canadian market.

•
Doing business the right way: The company has long been engaged in water conservation efforts throughout the world as part of its goal to replenish all of the water used in its beverages. The company accomplished this goal globally five years ahead of schedule and continues to invest in water replenishment programs. Earlier this year, the company announced its World Without Waste initiative, with goals that include collecting and recycling a bottle or can for every one the company sells by 2030. Each of the company’s business units has developed local plans to address the pillars of the World Without Waste program. For example, in Mexico, the company’s bottled water brand, Ciel, is now available in a 100% recycled PET bottle. The company plans to release its annual sustainability report in August.

Operating Review – Three Months Ended June 29, 2018
Revenues and Volume

Percent Change	Concentrate Sales[1]	Price/Mix	Currency Impact	Acquisitions, Divestitures and Structural Items, Net	Accounting Changes[2]	Reported Net Revenues	Organic Revenues[3]	Unit Case Volume
Consolidated	2	2	1	(15)	2	(8)	5	2
Europe, Middle East & Africa	3	4	2	1	(3)	7	7	1
Latin America	(1)	12	(6)	2	1	8	11	0
North America	2	(3)	0	(1)	10	7	(1)	1
Asia Pacific	6	0	2	0	(7)	1	6	5
Bottling Investments	10	1	0	(72)	3	(59)	11	(11)
Operating Income and EPS from Continuing Operations

Percent Change	Reported Operating Income	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral[3]	Structural Items	Accounting Changes[2]	Comparable Currency Neutral (Adjusted for Structural Items and Accounting Changes)[3]
Consolidated	34	33	(2)	3	(3)	(2)	8

Europe, Middle East & Africa	2	(1)	(1)	3
Latin America	6	0	(8)	14
North America	(10)	(3)	0	(7)
Asia Pacific	(1)	0	1	(2)
Bottling Investments	91	137	(3)	(42)

Percent Change	Reported EPS from Continuing Operations	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral[3]
Consolidated	68	65	(2)	5

Note: Certain rows may not add due to rounding.
1 For Bottling Investments, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume after considering the impact of structural changes.
2 Represents the impact of adoption of new revenue recognition accounting standard.
3 Organic revenues, comparable currency neutral operating income, comparable currency neutral operating income (adjusted for structural items and accounting changes) and comparable currency neutral EPS from continuing operations are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section.

In addition to the data in the preceding tables, operating results included the following:

Consolidated

•	Price/mix grew more than 2% for the quarter, driven by strong pricing and mix performance in the company's international operations.

•	Unit case volume grew 2% in the quarter. Category cluster performance was as follows:

◦	Sparkling soft drinks: 2%

◦	Juice, dairy and plant-based beverages: -2%

◦	Water, enhanced water and sports drinks: 4%

◦	Tea and coffee: -1%

•
Operating income was impacted by comparability items, predominantly charges associated with productivity and reinvestment initiatives, as well as structural items related to refranchising. Growth in comparable currency neutral operating income (adjusted for structural items and accounting changes) (non-GAAP) was driven by organic revenue (non-GAAP) growth and the benefit from ongoing productivity initiatives.

Europe, Middle East & Africa

•	Price/mix grew 4% for the quarter due to solid price/mix across all business units, partially offset by negative geographic mix as growth in emerging and developing markets outpaced developed markets.

•	Unit case volume grew 1% in the quarter, as growth across the majority of the group's markets was partially offset by declines in South Africa and Western Europe.

•
Operating income growth trailed revenue growth, largely due to the impact of currency and increased marketing investments related to key product launches. Product mix also impacted the quarter due to continued strong growth in innocent, a finished goods business.

•	The company maintained value share in the juice, dairy and plant-based beverages cluster.

Latin America

•	Price/mix growth of 12% for the quarter was primarily driven by strong price/mix in Mexico, Brazil and the South Latin business unit.

•	Unit case volume was even for the quarter, as growth in Mexico and Chile was offset by declines in Argentina and Brazil.

•	The company gained value share in total NARTD beverages and gained or maintained value share in all category clusters.

North America

•
Price/mix declined 3% for the quarter as low single-digit pricing in the marketplace was offset by 1 point from increased freight costs, 1 point from the timing of deductions and approximately 2 points from business mix as performance in the concentrate business, notably sparkling soft drinks, outpaced the finished goods businesses, including juice and tea.

•
Unit case volume grew 1% in the quarter. Sparkling soft drinks growth of 1% included continued double-digit growth in Coca-Cola Zero Sugar. Juice, dairy and plant-based beverages declined 6%, as growth in dairy was offset by a decline in juice, largely due to package downsizing across the juice portfolio and deprioritizing lower-margin juice drink brands. Tea and coffee declined 1% as solid growth in coffee was offset by a decline in tea, primarily due to package downsizing in Gold Peak tea. Water, enhanced water and sports drinks grew 5%, led by strong growth in Powerade and across the total water portfolio. Transactions outpaced volume across each line of business as the company continued to focus on driving value over volume.

•
Operating income was unfavorably impacted by a 5-point headwind from cycling the benefit of intercompany profit elimination in the prior year related to the refranchising of North American bottling operations, as well as increased input and freight costs.

•	The company gained value share in total NARTD beverages along with sparkling soft drinks and the water, enhanced water and sports drinks cluster.

Asia Pacific

•	Price/mix was even for the quarter, as positive underlying pricing was offset by negative geographic mix due to growth in China and India outpacing developed markets, specifically Japan and Australia.

•	Unit case volume growth of 5% in the quarter was driven by strong performance in China and India. All business units grew volume in the quarter, with the exception of South Pacific.

•	The company maintained value share in total NARTD beverages and gained value share in sparkling soft drinks.

Bottling Investments

•	Price/mix grew 1% for the quarter, largely due to strong performance in India and benefiting from geographic mix.

•
The operating loss for the quarter was largely driven by items impacting comparability. Comparable currency neutral operating income (non-GAAP) was unfavorably impacted by the refranchising of North American bottling territories and the deconsolidation of previously held bottling operations in China in the prior year.

Operating Review – Six Months Ended June 29, 2018
Revenues and Volume

Percent Change	Concentrate Sales[1]	Price/Mix	Currency Impact	Acquisitions, Divestitures and Structural Items, Net	Accounting Changes[2]	Reported Net Revenues	Organic Revenues[3]	Unit Case Volume
Consolidated	3	2	1	(21)	2	(12)	5	3
Europe, Middle East & Africa	5	2	4	1	(3)	9	7	3
Latin America	0	9	(3)	1	1	8	9	0
North America	2	(2)	0	(1)	11	9	0	2
Asia Pacific	5	(1)	3	(1)	(6)	1	5	5
Bottling Investments	11	1	1	(82)	3	(67)	12	(23)
Operating Income and EPS from Continuing Operations

Percent Change	Reported Operating Income	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral[3]	Structural Items	Accounting Changes[2]	Comparable Currency Neutral (Adjusted for Structural Items and Accounting Changes)[3]
Consolidated	13	11	0	3	(5)	(1)	8

Europe, Middle East & Africa	4	0	1	3
Latin America	10	0	(4)	14
North America	(9)	(2)	0	(6)
Asia Pacific	2	0	1	0
Bottling Investments	30	102	(3)	(68)

Percent Change	Reported EPS from Continuing Operations	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral[3]
Consolidated	43	37	0	6
Note: Certain rows may not add due to rounding.
1 For Bottling Investments, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume after considering the impact of structural changes.
2 Represents the impact of adoption of new revenue recognition accounting standard.
3 Organic revenues, comparable currency neutral operating income, comparable currency neutral operating income (adjusted for structural items and accounting changes) and comparable currency neutral EPS from continuing operations are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section.

Outlook
The 2018 outlook information provided below includes forward-looking non-GAAP financial measures, which management uses in measuring performance. The company is not able to reconcile full year 2018 projected organic revenues (non-GAAP) to full year 2018 projected reported net revenues, full year 2018 projected comparable currency neutral operating income (adjusted for structural items and accounting changes) (non-GAAP) to full year 2018 projected reported operating income, or full year 2018 projected comparable EPS from continuing operations (non-GAAP) to full year 2018 projected reported EPS from continuing operations without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the actual impact of changes in foreign currency exchange rates; the exact timing and amount of acquisitions, divestitures and/or structural changes; the exact timing and amount of comparability items throughout 2018; and the actual impact of accounting changes. The unavailable information could have a significant impact on full year 2018 GAAP financial results.
Full Year 2018 Underlying Performance:

•	At least 4% growth in organic revenues (non-GAAP) – Updated

•	At least 9% growth in comparable currency neutral operating income (adjusted for structural items and accounting changes) (non-GAAP) – Updated
Full Year 2018 Currency Impact:

•	Comparable net revenues (non-GAAP): 1% headwind based on the current rates and including the impact of hedged positions – Updated

•	Comparable operating income (non-GAAP): 4% headwind based on the current rates and including the impact of hedged positions – Updated
Full Year 2018 Impact from Acquisitions, Divestitures, Structural Items and Accounting Changes:

•	Comparable net revenues (non-GAAP): 17% headwind from acquisitions, divestitures and structural items – No Change

•	Comparable net revenues (non-GAAP): 1% to 2% tailwind from accounting changes – No Change

•	Comparable operating income (non-GAAP): 2% structural headwind – No Change

•	Comparable operating income (non-GAAP): 0% impact from accounting changes – No Change
Full Year 2018 Other Items:

•	Underlying effective tax rate (non-GAAP): Estimated to be 21% – No Change

•	Cash from operations of approximately $8.0 billion – Updated

•	Capital expenditures (excluding discontinued operations): Approximately $1.7 billion – Updated

•	Net share repurchases (non-GAAP): Approximately $1.0 billion – No Change
Full Year 2018 EPS:

•	Comparable EPS from continuing operations (non-GAAP): 8% to 10% growth versus $1.91 in 2017 – No Change
Third Quarter 2018 Considerations – New:

•
Comparable net revenues (non-GAAP): 13% headwind from acquisitions, divestitures and structural items; 3% currency headwind based on the current rates and including the impact of hedged positions; 2% to 3% tailwind from accounting changes.

•	Comparable operating income (non-GAAP): 2% structural headwind; 7% currency headwind based on the current rates and including the impact of hedged positions; 2% tailwind from accounting changes.

Notes

•	All references to growth rate percentages and share compare the results of the period to those of the prior year comparable period.

•
All references to volume and volume percentage changes indicate unit case volume, unless otherwise noted. All volume percentage changes are computed based on average daily sales, unless otherwise noted. "Unit case" means a unit of measurement equal to 24 eight-ounce servings of finished beverage. "Unit case volume" means the number of unit cases (or unit case equivalents) of company beverages directly or indirectly sold by the company and its bottling partners to customers.

•
"Core business" represents the combined performance from the Europe, Middle East & Africa; Latin America; North America; Asia Pacific; and Corporate operating segments offset by intersegment eliminations.

•
"Concentrate sales" represents the amount of concentrates, syrups, beverage bases, source waters, and powders/minerals (in all instances expressed in equivalent unit cases) sold by, or used in finished beverages sold by, the company to its bottling partners or other customers. In the reconciliation of reported net revenues, "concentrate sales" represents the percent change in net revenues attributable to the increase (decrease) in concentrate sales volume for the geographic operating segments (expressed in equivalent unit cases) after considering the impact of structural changes. For the Bottling Investments operating segment, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume after considering the impact of structural changes. The Bottling Investments operating segment reflects unit case volume growth for consolidated bottlers only.

•
"Price/mix" represents the change in net operating revenues caused by factors such as price changes, the mix of products and packages sold, and the mix of channels and geographic territories where the sales occurred.

•
First quarter 2018 financial results were impacted by one less day, and fourth quarter 2018 financial results will be impacted by one additional day as compared to the same periods in 2017. Unit case volume results for the quarters are not impacted by the variances in days due to the average daily sales computation referenced above.

Conference Call
The company is hosting a conference call with investors and analysts to discuss second quarter 2018 operating results today, July 25, 2018, at 8:30 a.m. ET. The company invites participants to listen to a live webcast of the conference call on the company’s website, http://www.coca-colacompany.com, in the "Investors" section. An audio replay in downloadable digital format and a transcript of the call will be available on the website within 24 hours following the call. Further, the "Investors" section of the website includes a reconciliation of non-GAAP financial measures to the company’s results as reported under GAAP, which may be used during the call when discussing financial results.
Contacts:            Investors and Analysts                Media
Tim Leveridge: +1 404.676.7563            Scott Leith: +1 404.676.8768

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Three Months Ended
	June 29, 2018	June 30, 2017	% Change
Net Operating Revenues	$8,927	$9,702	(8)
Cost of goods sold	3,252	3,659	(11)
Gross Profit	5,675	6,043	(6)
Selling, general and administrative expenses	2,723	3,180	(14)
Other operating charges	225	826	(73)
Operating Income	2,727	2,037	34
Interest income	170	165	3
Interest expense	241	231	4
Equity income (loss) — net	324	409	(21)
Other income (loss) — net	(97)	244	—
Income from Continuing Operations Before Income Taxes	2,883	2,624	10
Income taxes from continuing operations	594	1,252	(53)
Net Income from Continuing Operations	2,289	1,372	67
Income from discontinued operations (net of income taxes of $16 and $0, respectively)	42	—	—
Consolidated Net Income	2,331	1,372	70
Less: Net income attributable to noncontrolling interests	15	1	1,459
Net Income Attributable to Shareowners of The Coca-Cola Company	$2,316	$1,371	69

Basic net income per share from continuing operations[1]	$0.54	$0.32	68
Basic net income per share from discontinued operations[2]	0.01	—	—
Basic Net Income Per Share[3]	$0.54	$0.32	70
Average Shares Outstanding — Basic	4,255	4,273	0
Diluted net income per share from continuing operations[1]	$0.53	$0.32	68
Diluted net income per share from discontinued operations[2]	0.01	—	—
Diluted Net Income Per Share	$0.54	$0.32	70
Average Shares Outstanding — Diluted	4,290	4,327	(1)

Note: Certain growth rates may not recalculate using the rounded dollar amounts provided. Certain prior year amounts have been revised to conform to the current year presentation as a result of the adoption of certain accounting standards effective January 1, 2018.

[1]	Calculated based on net income from continuing operations less net income from continuing operations attributable to noncontrolling interests.

[2]	Calculated based on net income from discontinued operations less net income from discontinued operations attributable to noncontrolling interests.

[3]	Certain columns may not add due to rounding.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Six Months Ended
	June 29, 2018	June 30, 2017	% Change
Net Operating Revenues	$16,553	$18,820	(12)
Cost of goods sold	5,990	7,172	(16)
Gross Profit	10,563	11,648	(9)
Selling, general and administrative expenses	5,264	6,532	(19)
Other operating charges	761	1,116	(32)
Operating Income	4,538	4,000	13
Interest income	335	320	5
Interest expense	471	423	11
Equity income (loss) — net	466	525	(11)
Other income (loss) — net	(152)	(291)	48
Income from Continuing Operations Before Income Taxes	4,716	4,131	14
Income taxes from continuing operations	1,100	1,575	(30)
Net Income from Continuing Operations	3,616	2,556	41
Income from discontinued operations (net of income taxes of $56 and $0, respectively)	115	—	—
Consolidated Net Income	3,731	2,556	46
Less: Net income attributable to noncontrolling interests	47	3	1,423
Net Income Attributable to Shareowners of The Coca-Cola Company	$3,684	$2,553	44

Basic net income per share from continuing operations[1]	$0.85	$0.60	42
Basic net income per share from discontinued operations[2]	0.02	—	—
Basic Net Income Per Share[3]	$0.86	$0.60	45
Average Shares Outstanding — Basic	4,260	4,280	0
Diluted net income per share from continuing operations[1]	$0.84	$0.59	43
Diluted net income per share from discontinued operations[2]	0.02	—	—
Diluted Net Income Per Share	$0.86	$0.59	45
Average Shares Outstanding — Diluted	4,298	4,330	(1)

Note: Certain growth rates may not recalculate using the rounded dollar amounts provided. Certain prior year amounts have been revised to conform to the current year presentation as a result of the adoption of certain accounting standards effective January 1, 2018.

[1]	Calculated based on net income from continuing operations less net income from continuing operations attributable to noncontrolling interests.

[2]	Calculated based on net income from discontinued operations less net income from discontinued operations attributable to noncontrolling interests.

[3]	Certain columns may not add due to rounding.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(UNAUDITED)
(In millions except par value)

	June 29, 2018	December 31, 2017
ASSETS
Current Assets
Cash and cash equivalents	$7,975	$6,006
Short-term investments	5,843	9,352
Total Cash, Cash Equivalents and Short-Term Investments	13,818	15,358
Marketable securities	5,536	5,317
Trade accounts receivable, less allowances of $487 and $477, respectively	4,565	3,667
Inventories	2,881	2,655
Prepaid expenses and other assets	2,543	2,000
Assets held for sale	—	219
Assets held for sale — discontinued operations	6,681	7,329
Total Current Assets	36,024	36,545
Equity Method Investments	20,604	20,856
Other Investments	1,015	1,096
Other Assets	4,401	4,230
Deferred Income Tax Assets	2,999	330
Property, Plant and Equipment — net	7,688	8,203
Trademarks With Indefinite Lives	6,669	6,729
Bottlers' Franchise Rights With Indefinite Lives	38	138
Goodwill	9,863	9,401
Other Intangible Assets	292	368
Total Assets	$89,593	$87,896

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued expenses	$10,842	$8,748
Loans and notes payable	14,715	13,205
Current maturities of long-term debt	4,023	3,298
Accrued income taxes	362	410
Liabilities held for sale	—	37
Liabilities held for sale — discontinued operations	1,456	1,496
Total Current Liabilities	31,398	27,194
Long-Term Debt	28,063	31,182
Other Liabilities	7,367	8,021
Deferred Income Tax Liabilities	2,589	2,522
The Coca-Cola Company Shareowners' Equity
Common stock, $0.25 par value; Authorized — 11,200 shares; Issued — 7,040 and 7,040 shares, respectively	1,760	1,760
Capital surplus	16,117	15,864
Reinvested earnings	63,808	60,430
Accumulated other comprehensive income (loss)	(11,774)	(10,305)
Treasury stock, at cost — 2,787 and 2,781 shares, respectively	(51,588)	(50,677)
Equity Attributable to Shareowners of The Coca-Cola Company	18,323	17,072
Equity Attributable to Noncontrolling Interests	1,853	1,905
Total Equity	20,176	18,977
Total Liabilities and Equity	$89,593	$87,896
Note: Certain prior year amounts have been revised to conform to the current year presentation as a result of the adoption of certain accounting standards effective January 1, 2018.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(UNAUDITED)
(In millions)
	Six Months Ended
Operating Activities	June 29, 2018	June 30, 2017
Consolidated net income	$3,731	$2,556
(Income) loss from discontinued operations	(115)	—
Net income from continuing operations	3,616	2,556
Depreciation and amortization	553	629
Stock-based compensation expense	121	114
Deferred income taxes	5	620
Equity (income) loss — net of dividends	(147)	(303)
Foreign currency adjustments	(109)	33
Significant (gains) losses on sales of assets — net	98	259
Other operating charges	576	970
Other items	56	(68)
Net change in operating assets and liabilities	(2,161)	(1,468)
Net cash provided by operating activities	2,608	3,342
Investing Activities
Purchases of investments	(4,833)	(10,435)
Proceeds from disposals of investments	7,621	8,729
Acquisitions of businesses, equity method investments and nonmarketable securities	(218)	(520)
Proceeds from disposals of businesses, equity method investments and nonmarketable securities	304	2,055
Purchases of property, plant and equipment	(612)	(832)
Proceeds from disposals of property, plant and equipment	62	42
Other investing activities	17	(240)
Net cash provided by (used in) investing activities	2,341	(1,201)
Financing Activities
Issuances of debt	16,190	18,586
Payments of debt	(16,643)	(14,910)
Issuances of stock	600	917
Purchases of stock for treasury	(1,317)	(2,197)
Dividends	(1,662)	(1,584)
Other financing activities	(58)	(15)
Net cash provided by (used in) financing activities	(2,890)	797
Cash Flows from Discontinued Operations
Net cash provided by (used in) operating activities	78	—
Net cash provided by (used in) investing activities	(87)	—
Net cash provided by (used in) financing activities	55	—
Net cash provided by (used in) discontinued operations	46	—
Effect of Exchange Rate Changes on Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	(109)	199
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents during the period	1,996	3,137
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	6,373	8,850
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	8,369	11,987
Less: Restricted cash and restricted cash equivalents at end of period	394	269
Cash and cash equivalents at end of period	$7,975	$11,718
Note: Certain prior year amounts have been revised to conform to the current year presentation as a result of the adoption of certain accounting standards effective January 1, 2018.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Three Months Ended

	Net Operating Revenues[1]			Operating Income (Loss)			Income (Loss) from Continuing Operations Before Income Taxes
	June 29, 2018	June 30, 2017	% Fav. / (Unfav.)	June 29, 2018	June 30, 2017	% Fav. / (Unfav.)	June 29, 2018	June 30, 2017	% Fav. / (Unfav.)
Europe, Middle East & Africa	$2,170	$2,037	7	$1,095	$1,076	2	$1,117	$1,111	0
Latin America	1,031	950	8	593	559	6	541	559	(3)
North America	3,117	2,903	7	684	755	(10)	699	659	6
Asia Pacific	1,517	1,507	1	705	709	(1)	712	716	(1)
Bottling Investments	1,235	2,998	(59)	(56)	(651)	91	91	(519)	—
Corporate	65	45	46	(294)	(411)	28	(277)	98	—
Eliminations	(208)	(738)	72	—	—	—	—	—	—
Consolidated	$8,927	$9,702	(8)	$2,727	$2,037	34	$2,883	$2,624	10
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 During the three months ended June 29, 2018, intersegment revenues were $124 million for Europe, Middle East & Africa, $19 million for Latin
America, $71 million for North America and $118 million for Asia Pacific. The sum of these intersegment revenues does not equal the eliminations on a consolidated basis due to intercompany sales to our discontinued operations. During the three months ended June 30, 2017, intersegment revenues were $15 million for Latin America, $577 million for North America, $123 million for Asia Pacific and $23 million for Bottling Investments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Six Months Ended

	Net Operating Revenues[1]			Operating Income (Loss)			Income (Loss) from Continuing Operations Before Income Taxes
	June 29, 2018	June 30, 2017	% Fav. / (Unfav.)	June 29, 2018	June 30, 2017	% Fav. / (Unfav.)	June 29, 2018	June 30, 2017	% Fav. / (Unfav.)
Europe, Middle East & Africa	$4,011	$3,669	9	$2,009	$1,936	4	$2,044	$1,996	2
Latin America	2,029	1,876	8	1,165	1,064	10	1,107	1,066	4
North America	5,797	5,320	9	1,215	1,329	(9)	1,230	1,136	8
Asia Pacific	2,735	2,715	1	1,270	1,250	2	1,286	1,265	2
Bottling Investments	2,286	6,834	(67)	(517)	(740)	30	(297)	(1,065)	72
Corporate	83	74	12	(604)	(839)	28	(654)	(267)	(145)
Eliminations	(388)	(1,668)	77	—	—	—	—	—	—
Consolidated	$16,553	$18,820	(12)	$4,538	$4,000	13	$4,716	$4,131	14
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 During the six months ended June 29, 2018, intersegment revenues were $273 million for Europe, Middle East & Africa, $38 million for Latin America,
$126 million for North America and $224 million for Asia Pacific. The sum of these intersegment revenues does not equal the eliminations on a consolidated basis due to intercompany sales to our discontinued operations. During the six months ended June 30, 2017, intersegment revenues were $28 million for Latin America, $1,341 million for North America, $253 million for Asia Pacific and $46 million for Bottling Investments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

The Company reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP" or referred to herein as "reported"). To supplement our consolidated financial statements reported on a GAAP basis, we provide the following non-GAAP financial measures: "comparable net revenues", "organic revenues", "core business organic revenues", "comparable operating margin", "comparable operating income", "comparable currency neutral operating income", "comparable currency neutral operating income (adjusted for structural items and accounting changes)", "comparable EPS from continuing operations", "comparable currency neutral EPS from continuing operations", "underlying effective tax rate", "free cash flow" and "net share repurchases", each of which are defined below. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. We believe these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the Company's performance. Disclosing these non-GAAP financial measures allows investors and Company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.
DEFINITIONS

•	"Accounting changes" refer to the adoption of Accounting Standards Codification 606, Revenue from Contracts with Customers ("ASC 606"), which was adopted by the Company effective January 1, 2018.

•
"Currency neutral operating results" are determined by dividing or multiplying, as appropriate, our current period actual U.S. dollar operating results, by the current period actual exchange rates (that include the impact of current period currency hedging activities), to derive our current period local currency operating results. We then multiply or divide, as appropriate, the derived current period local currency operating results by the foreign currency exchange rates (that also include the impact of the comparable prior period currency hedging activities) used to translate the Company's financial statements in the comparable prior year period to determine what the current period U.S. dollar operating results would have been if the foreign currency exchange rates had not changed from the comparable prior year period.

•
"Structural changes" generally refer to acquisitions or dispositions of bottling and distribution operations. In 2018, the Company refranchised certain bottling operations in Latin America. The impact of these transactions has been included as a structural change in our analysis of net operating revenues on a consolidated basis as well as for the Bottling Investments and Latin America operating segments. In 2018, the Company acquired a controlling interest in the Oman bottler. The impact of this acquisition has been included as a structural change in our analysis of net operating revenues on a consolidated basis as well as for the Bottling Investments operating segment. In 2017, the Company refranchised bottling territories in North America to certain of its unconsolidated bottling partners. Additionally, in conjunction with the refranchising of Coca-Cola Refreshments' ("CCR") Southwest operating unit ("Southwest Transaction") on April 1, 2017, we obtained an equity interest in AC Bebidas, S. de R.L. de C.V. ("AC Bebidas"), a subsidiary of Arca Continental, S.A.B. de C.V. ("Arca"), which impacted our North America and Bottling Investments operating segments. The impact of these transactions has been included as a structural change in our analysis of net operating revenues on a consolidated basis as well as for the applicable operating segments. In 2017, the Company also refranchised its bottling operations in China to the two local franchise bottlers. The impact of these refranchising activities has been included as a structural change in our analysis of net operating revenues on a consolidated basis as well as for our Asia Pacific and Bottling Investments operating segments. These transactions were also included as structural items in our analysis of comparable currency neutral operating income (adjusted for structural items and accounting changes) (non-GAAP) on a consolidated basis. In addition, for non-Company-owned and licensed beverage products sold in the refranchised territories in North America for which the Company no longer reports unit case volume, we have eliminated the unit case volume from the base year when calculating 2018 versus 2017 volume growth rates on a consolidated basis as well as for the North America and Bottling Investments operating segments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

DEFINITIONS (continued)
"Comparable net revenues" is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below). Management believes the comparable net revenues (non-GAAP) growth measure provides investors with useful supplemental information to enhance their understanding of the Company's revenue performance and trends by improving their ability to compare our period-to-period results. "Organic revenues" is a non-GAAP financial measure that excludes or has otherwise been adjusted for the impact of acquisitions, divestitures and structural items, as applicable, the impact of changes in foreign currency exchange rates as well as the impact of accounting changes. Management believes the organic revenue (non-GAAP) growth measure provides users with useful supplemental information regarding the Company's ongoing revenue performance and trends by presenting revenue growth excluding the impact of foreign exchange, the impact of acquisitions, divestitures and structural items as well as the impact of accounting changes. "Core business organic revenues" is a non-GAAP financial measure that represents the combined organic revenue performance from the Europe, Middle East and Africa; Latin America; North America; and Asia Pacific operating segments and Corporate offset by intersegment eliminations. Management believes the core business organic revenues (non-GAAP) measure enhances the understanding of the change in the net operating revenues of the operating segments of our business that are not significantly impacted by the acquisition and divestiture activity taking place in our Bottling Investments operating segment. The adjustments related to acquisitions, divestitures and structural items for the three and six months ended June 29, 2018 and June 30, 2017 consisted of the structural changes discussed above. Additionally, during the three and six months ended June 29, 2018, organic revenues (non-GAAP) were adjusted, both on a consolidated basis and for our North America operating segment, for the revenues generated by the Topo Chico premium sparkling water brand whose U.S. rights were acquired in the fourth quarter of 2017.

•
"Comparable operating margin" and "comparable operating income" are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability (discussed further below). "Comparable currency neutral operating income" and "comparable currency neutral operating income (adjusted for structural items and accounting changes)" are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability (discussed further below) and the impact of changes in foreign currency exchange rates. Comparable currency neutral operating income (adjusted for structural items and accounting changes) (non-GAAP) has also been adjusted for structural changes and accounting changes. Management uses these non-GAAP financial measures to evaluate the Company's performance and make resource allocation decisions. Further, management believes the comparable operating margin (non-GAAP) expansion, comparable operating income (non-GAAP) growth, comparable currency neutral operating income (non-GAAP) growth and comparable currency neutral operating income (adjusted for structural items and accounting changes) (non-GAAP) growth measures enhance its ability to communicate the underlying operating results and provide investors with useful supplemental information to enhance their understanding of the Company's underlying business performance and trends by improving their ability to compare our period-to-period financial results.

•
"Comparable EPS from continuing operations" and "comparable currency neutral EPS from continuing operations" are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability (discussed further below). Comparable currency neutral EPS from continuing operations (non-GAAP) has also been adjusted for the impact of changes in foreign currency exchange rates. Management uses these non-GAAP financial measures to evaluate the Company's performance and make resource allocation decisions. Further, management believes the comparable EPS from continuing operations (non-GAAP) and comparable currency neutral EPS from continuing operations (non-GAAP) growth measures enhance its ability to communicate the underlying operating results and provide investors with useful supplemental information to enhance their understanding of the Company's underlying business performance and trends by improving their ability to compare our period-to-period financial results.

•
"Underlying effective tax rate" is a non-GAAP financial measure that represents the estimated annual effective income tax rate on income from continuing operations before income taxes, which excludes or has otherwise been adjusted for items impacting comparability (discussed further below).

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

DEFINITIONS (continued)

•
"Free cash flow" is a non-GAAP financial measure that represents net cash provided by operating activities less purchases of property, plant and equipment. Management uses this non-GAAP financial measure to evaluate the Company's performance and make resource allocation decisions.

•
"Net share repurchases" is a non-GAAP financial measure that reflects the net amount of purchases of stock for treasury after considering proceeds from the issuances of stock, the net change in stock issuance receivables (related to employee stock options exercised but not settled prior to the end of the period) and the net change in treasury stock payables (for treasury shares repurchased but not settled prior to the end of the period).

ITEMS IMPACTING COMPARABILITY
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as "items impacting comparability" based on how management views our business; makes financial, operating, compensation and planning decisions; and evaluates the Company's ongoing performance. Items such as charges, gains and accounting changes which are viewed by management as impacting only the current period or the comparable period, but not both, or as pertaining to different and unrelated underlying activities or events across comparable periods, are generally considered "items impacting comparability." Items impacting comparability include, but are not limited to, asset impairments, restructuring charges, charges related to our productivity and reinvestment initiatives, and transaction gains/losses, in each case when exceeding a U.S. dollar threshold. Also included are our proportionate share of similar items incurred by our equity method investees and timing differences related to our economic (nondesignated) hedging activities, regardless of size. In addition, we provide the impact that changes in foreign currency exchange rates had on our financial results ("currency neutral operating results" defined above).
Asset Impairments and Restructuring
Asset Impairments
During the three and six months ended June 29, 2018, the Company recorded charges of $60 million and $450 million, respectively, related to the impairment of Coca-Cola Refreshments ("CCR") assets that are recorded in our Bottling Investments operating segment, primarily as a result of management's view of the proceeds that are expected to be received for the remaining bottling territories upon their refranchising. These charges were determined by comparing the fair values of the assets to their carrying values. The Company also recorded an other-than-temporary impairment charge of $52 million during the three and six months ended June 29, 2018 related to one of our equity method investees.
During the three and six months ended June 30, 2017, the Company recorded charges of $653 million and $737 million, respectively, related to the impairment of CCR assets that are recorded in our Bottling Investments operating segment, primarily as a result of management's view of the proceeds that were expected to be received for the remaining North America bottling territories upon their refranchising. These charges were determined by comparing the fair values of the assets to their carrying values.
Productivity and Reinvestment
During the three and six months ended June 29, 2018, the Company recorded charges of $150 million and $245 million, respectively, related to our productivity and reinvestment initiatives. These charges included $39 million due to pension settlements. The Company also recorded charges of $87 million and $226 million during the three and six months ended June 30, 2017, respectively. These productivity and reinvestment initiatives are focused on four key areas: restructuring the Company's global supply chain; implementing zero-based work, an evolution of zero-based budget principles across the organization; streamlining and simplifying the Company's operating model; and further driving increased discipline and efficiency in direct marketing investments. The savings realized from the program will enable the Company to fund marketing initiatives and innovation required to deliver sustainable net revenue growth. The savings will also support margin expansion and increased returns on invested capital over time.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Equity Investees
During the three and six months ended June 29, 2018, the Company recorded net charges of $33 million and $84 million, respectively. During the three and six months ended June 30, 2017, the Company recorded a net gain of $37 million and a net charge of $21 million, respectively. These amounts represent the Company’s proportionate share of significant operating and nonoperating items recorded by certain of our equity method investees.
Transaction Gains/Losses
During the three and six months ended June 29, 2018, the Company recorded charges of $34 million and $79 million, respectively, primarily related to costs incurred to refranchise certain of our North America bottling operations. The Company also recorded charges of $44 million and $104 million during the three and six months ended June 30, 2017, respectively. These costs include, among other items, internal and external costs for individuals directly working on the refranchising efforts, severance, special termination benefits, and costs associated with the implementation of information technology systems to facilitate consistent data standards and availability throughout our bottling systems.
During the six months ended June 29, 2018, the Company recorded a net loss of $33 million primarily related to the reversal of the cumulative translation adjustments resulting from the substantial liquidation of the Company's former Russian juice operations.
During the three and six months ended June 29, 2018, the Company recorded charges of $2 million and $21 million, respectively. During the three and six months ended June 30, 2017, the Company recorded charges of $109 million and $215 million, respectively. These charges were primarily related to payments made to certain of our unconsolidated bottling partners in North America in order to convert their bottling agreements to a comprehensive beverage agreement with additional requirements.
During the three and six months ended June 29, 2018, the Company recorded net charges of $102 million and $104 million, respectively, related to North America refranchising. These net charges were primarily related to post-closing adjustments as contemplated by the related agreements. The Company also recorded net charges of $214 million and $711 million during the three and six months ended June 30, 2017, respectively. These net charges were primarily due to the derecognition of the intangible assets transferred or reclassified as held for sale as a result of the refranchising of certain bottling territories in North America. The net charges included a gain of $1,060 million recognized during the three and six months ended June 30, 2017 related to the Southwest Transaction.
During the three and six months ended June 29, 2018, the Company recorded charges of $47 million due to pension settlements.
During the three and six months ended June 29, 2018, the Company recorded a net gain of $36 million due to the refranchising of our Latin American bottling operations.
During the three and six months ended June 29, 2018, the Company recorded charges of $3 million. The Company also recorded charges of $4 million and $6 million during the three and six months ended June 30, 2017, respectively. These charges were for noncapitalizable transaction costs associated with pending and closed transactions.

During the three and six months ended June 30, 2017, the Company recorded a charge of $26 million related to our former German bottling operations.

During the three and six months ended June 30, 2017, the Company recognized a gain of $445 million related to the integration of Coca-Cola West Co., Ltd. ("CCW") and Coca-Cola East Japan Co., Ltd. ("CCEJ") to establish Coca-Cola Bottlers Japan Inc., now known as Coca-Cola Bottlers Japan Holdings Inc. ("CCBJHI"). In exchange for our previously existing equity interests in CCW and CCEJ, we received an approximate 17 percent equity interest in CCBJHI.

During the three and six months ended June 30, 2017, the Company recognized a $25 million gain as a result of Coca‑Cola FEMSA, an equity method investee, issuing additional shares of its stock at a per share amount greater than the carrying value of the Company's per share investment.

During the three and six months ended June 30, 2017, the Company recorded a gain of $9 million related to refranchising a substantial portion of our China bottling operations.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Other Items
Economic (Nondesignated) Hedges
The Company uses derivatives as economic hedges primarily to mitigate the foreign exchange risk for certain currencies, price risk associated with the purchase of materials used in the manufacturing process as well as the purchase of vehicle fuel. Although these derivatives were not designated and/or did not qualify for hedge accounting, they are effective economic hedges. The changes in fair values of these economic hedges are immediately recognized into earnings.
The Company excludes the net impact of mark-to-market adjustments for outstanding hedges and realized gains/losses for settled hedges from our non-GAAP financial information until the period in which the underlying exposure being hedged impacts our condensed consolidated statement of income. We believe this adjustment provides meaningful information related to the impact of our economic hedging activities. During the three and six months ended June 29, 2018, the net impact of the Company's adjustment related to our economic hedging activities resulted in decreases of $22 million and $32 million, respectively, to our non-GAAP income from continuing operations before income taxes. During the three and six months ended June 30, 2017, the net impact of the Company's adjustment related to our economic hedging activities resulted in increases of $34 million and $30 million, respectively, to our non-GAAP income from continuing operations before income taxes.
Other
During the three and six months ended June 29, 2018, the Company recorded a net gain of $36 million and a net loss of $49 million, respectively, related to realized and unrealized gains and losses on equity securities and trading debt securities as well as realized gains and losses on available-for-sale debt securities. Accounting Standards Update ("ASU") 2016-01 was adopted effective January 1, 2018 and requires us to recognize any changes in the fair value of certain equity investments in net income. Prior to the adoption of this accounting standard, we recognized these changes in other comprehensive income ("OCI").
During the three and six months ended June 29, 2018, the Company recorded other charges of $22 million and $27 million, respectively. During the three and six months ended June 30, 2017, the Company recorded other charges of $21 million and $27 million, respectively. These charges were primarily related to tax litigation expense.
During the three and six months ended June 30, 2017, the Company recorded a net charge of $38 million related to the early extinguishment of long-term debt.
During the three and six months ended June 30, 2017, the Company recorded impairment charges of $14 million and $34 million, respectively, related to Venezuelan intangible assets as a result of weaker sales resulting from continued political instability. These charges were determined by comparing the fair values of the assets, derived using discounted cash flow analyses, to the respective carrying values.
Certain Tax Matters
During the three and six months ended June 29, 2018, the Company recorded $42 million of income tax benefit and $134 million of income tax expense, respectively, primarily as a result of adjustments to our provisional remeasurement of deferred taxes recorded as of December 31, 2017 related to the Tax Cuts and Jobs Act ("Tax Reform Act") signed into law on December 22, 2017. During the three and six months ended June 29, 2018, the Company also recorded net tax charges of $8 million and $42 million, respectively, for changes to our uncertain tax positions, including interest and penalties, as well as for agreed upon tax matters. In addition, during the three and six months ended June 29, 2018, the Company recorded $3 million and $87 million, respectively, of excess tax benefits associated with the Company's share‑based compensation arrangements.
During the three and six months ended June 30, 2017, the Company recorded $29 million and $82 million, respectively, of excess tax benefits associated with the Company's share-based compensation arrangements. The Company also recorded a net tax benefit of $11 million during the three months ended June 30, 2017 and a net tax charge of $12 million during the six months ended June 30, 2017 for changes to our uncertain tax positions, including interest and penalties, as well as the impact of the reversal of valuation allowances in certain foreign jurisdictions.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

2018 OUTLOOK
Our 2018 outlook for organic revenues, comparable currency neutral operating income (adjusted for structural items and accounting changes) and comparable EPS from continuing operations are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability, the impact of changes in foreign currency exchange rates, acquisitions and divestitures, and the impact of structural items and accounting changes, as applicable. The Company is not able to reconcile full year 2018 projected organic revenues (non-GAAP) to full year 2018 projected reported net revenues, full year 2018 projected comparable currency neutral operating income (adjusted for structural items and accounting changes) (non-GAAP) to full year 2018 projected reported operating income, or full year 2018 projected comparable EPS from continuing operations (non-GAAP) to full year 2018 projected reported EPS from continuing operations without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the actual impact of changes in foreign currency exchange rates; the exact timing and amount of acquisitions, divestitures and/or structural changes; the exact timing and amount of comparability items throughout 2018; and the actual impact of accounting changes. The unavailable information could have a significant impact on full year 2018 GAAP financial results.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended June 29, 2018
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$8,927	$3,252	$5,675	63.6%	$2,723	$225	$2,727	30.5%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(60)	60
Productivity and Reinvestment	—	—	—		—	(111)	111
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(37)	37
Other Items	(24)	(1)	(23)		(1)	(17)	(5)
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$8,903	$3,251	$5,652	63.5%	$2,722	$—	$2,930	32.9%

	Three Months Ended June 30, 2017
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$9,702	$3,659	$6,043	62.3%	$3,180	$826	$2,037	21.0%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(653)	653
Productivity and Reinvestment	—	—	—		—	(87)	87
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(51)	51
Other Items	7	(28)	35		(1)	(35)	71
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$9,709	$3,631	$6,078	62.6%	$3,179	$—	$2,899	29.9%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	(8)	(11)	(6)		(14)	(73)	34
% Currency Impact	1	1	0		1	—	(1)
% Change — Currency Neutral (Non-GAAP)	(8)	(12)	(6)		(16)	—	35

% Change — Comparable (Non-GAAP)	(8)	(10)	(7)		(14)	—	1
% Comparable Currency Impact (Non-GAAP)	0	1	0		1	—	(2)
% Change — Comparable Currency Neutral (Non-GAAP)	(9)	(11)	(7)		(16)	—	3
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended June 29, 2018
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income from continuing operations before income taxes	Income taxes from continuing operations	[1]	Effective tax rate	Net income from continuing operations	Diluted net income per share from continuing operations	[2]
Reported (GAAP)	$241	$324	$(97)	$2,883	$594		20.6%	$2,289	$0.53	[4]
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	52	112	16			96	0.02
Productivity and Reinvestment	—	—	39	150	34			116	0.03
Equity Investees	—	33	—	33	1			32	0.01
Transaction Gains/Losses	—	—	115	152	16			136	0.03
Other Items	—	—	(25)	(30)	(5)			(25)	(0.01)
Certain Tax Matters	—	—	—	—	37			(37)	(0.01)
Comparable (Non-GAAP)	$241	$357	$84	$3,300	$693		21.0%	$2,607	$0.61	[4]

	Three Months Ended June 30, 2017
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income from continuing operations before income taxes	Income taxes from continuing operations	[1]	Effective tax rate	Net income from continuing operations	Diluted net income per share from continuing operations	[3]
Reported (GAAP)	$231	$409	$244	$2,624	$1,252		47.7%	$1,372	$0.32	[4]
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	653	156			497	0.11
Productivity and Reinvestment	—	—	—	87	31			56	0.01
Equity Investees	—	(37)	—	(37)	(10)			(27)	(0.01)
Transaction Gains/Losses	—	—	(133)	(82)	(707)			625	0.14
Other Items	(38)	—	(2)	107	43			64	0.01
Certain Tax Matters	—	—	—	—	40			(40)	(0.01)
Comparable (Non-GAAP)	$193	$372	$109	$3,352	$805		24.0%	$2,547	$0.59	[4]

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income from continuing operations before income taxes	Income taxes from continuing operations			Net income from continuing operations	Diluted net income per share from continuing operations
% Change — Reported (GAAP)	4	(21)	—	10	(53)			67	68
% Change — Comparable (Non-GAAP)	25	(4)	(22)	(2)	(14)			2	3
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
The income tax adjustments are the calculated income tax benefits (charges) at the applicable tax rate for each of the items impacting comparability with the exception of certain tax matters previously discussed.

[2]	4,290 million average shares outstanding — diluted

[3]	4,327 million average shares outstanding — diluted

[4]
Calculated based on net income from continuing operations less net income (loss) attributable to noncontrolling interests from continuing operations of $(1) million and $1 million for the three months ended June 29, 2018 and June 30, 2017, respectively.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Six Months Ended June 29, 2018
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$16,553	$5,990	$10,563	63.8%	$5,264	$761	$4,538	27.4%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(450)	450
Productivity and Reinvestment	—	—	—		—	(206)	206
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(82)	82
Other Items	(26)	8	(34)		(2)	(23)	(9)
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$16,527	$5,998	$10,529	63.7%	$5,262	$—	$5,267	31.9%

	Six Months Ended June 30, 2017
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$18,820	$7,172	$11,648	61.9%	$6,532	$1,116	$4,000	21.3%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(737)	737
Productivity and Reinvestment	—	—	—		—	(226)	226
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	(3)	3		—	(92)	95
Other Items	21	(7)	28		(4)	(61)	93
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$18,841	$7,162	$11,679	62.0%	$6,528	$—	$5,151	27.3%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	(12)	(16)	(9)		(19)	(32)	13
% Currency Impact	1	1	1		2	—	0
% Change — Currency Neutral (Non-GAAP)	(13)	(18)	(11)		(21)	—	13

% Change — Comparable (Non-GAAP)	(12)	(16)	(10)		(19)	—	2
% Comparable Currency Impact (Non-GAAP)	1	1	1		2	—	0
% Change — Comparable Currency Neutral (Non-GAAP)	(13)	(18)	(11)		(21)	—	3
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Six Months Ended June 29, 2018
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income from continuing operations before income taxes	Income taxes from continuing operations	[1]	Effective tax rate	Net income from continuing operations	Diluted net income per share from continuing operations	[2]
Reported (GAAP)	$471	$466	$(152)	$4,716	$1,100		23.3%	$3,616	$0.84	[4]
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	52	502	116			386	0.09
Productivity and Reinvestment	—	—	39	245	57			188	0.04
Equity Investees	—	84	—	84	(4)			88	0.02
Transaction Gains/Losses	—	—	169	251	33			218	0.05
Other Items	—	—	72	63	18			45	0.01
Certain Tax Matters	—	—	—	—	(89)			89	0.02
Comparable (Non-GAAP)	$471	$550	$180	$5,861	$1,231		21.0%	$4,630	$1.08	[4]

	Six Months Ended June 30, 2017
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income from continuing operations before income taxes	Income taxes from continuing operations	[1]	Effective tax rate	Net income from continuing operations	Diluted net income per share from continuing operations	[3]
Reported (GAAP)	$423	$525	$(291)	$4,131	$1,575		38.1%	$2,556	$0.59	[4]
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	737	156			581	0.13
Productivity and Reinvestment	—	—	—	226	83			143	0.03
Equity Investees	—	21	—	21	5			16	—
Transaction Gains/Losses	—	—	488	583	(533)			1,116	0.26
Other Items	(38)	—	(2)	129	43			86	0.02
Certain Tax Matters	—	—	—	—	70			(70)	(0.02)
Comparable (Non-GAAP)	$385	$546	$195	$5,827	$1,399		24.0%	$4,428	$1.02	[4]

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income from continuing operations before income taxes	Income taxes from continuing operations			Net income from continuing operations	Diluted net income per share from continuing operations
% Change — Reported (GAAP)	11	(11)	48	14	(30)			41	43
% Change — Comparable (Non-GAAP)	23	1	(8)	1	(12)			5	5

Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
The income tax adjustments are the calculated income tax benefits (charges) at the applicable tax rate for each of the items impacting comparability with the exception of certain tax matters previously discussed.

[2]	4,298 million average shares outstanding — diluted

[3]	4,330 million average shares outstanding — diluted

[4]
Calculated based on net income from continuing operations less net income attributable to noncontrolling interests from continuing operations of $2 million and $3 million for the six months ended June 29, 2018 and June 30, 2017, respectively.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Operating Income and Diluted Net Income Per Share from Continuing Operations:

	Three Months Ended June 29, 2018
	Operating income	Diluted net income per share from continuing operations
% Change — Reported (GAAP)	34	68
% Currency Impact	(1)	(2)
% Change — Currency Neutral (Non-GAAP)	35	71
% Structural Impact	(7)	—
% Change — Currency Neutral (Adjusted for Structural Items) (Non-GAAP)	42	—
% Impact of Accounting Changes[1]	(2)	—
% Change — Currency Neutral (Adjusted for Structural Items and Accounting Changes) (Non-GAAP)	44	—

% Impact of Items Impacting Comparability (Non-GAAP)	33	65
% Change — Comparable (Non-GAAP)	1	3
% Comparable Currency Impact (Non-GAAP)	(2)	(2)
% Change — Comparable Currency Neutral (Non-GAAP)	3	5
% Comparable Structural Impact (Non-GAAP)	(3)	—
% Change — Comparable Currency Neutral (Adjusted for Structural Items) (Non-GAAP)	6	—
% Comparable Impact of Accounting Changes (Non-GAAP)[1]	(2)	—
% Change — Comparable Currency Neutral (Adjusted for Structural Items and Accounting Changes) (Non-GAAP)	8	—

	Six Months Ended June 29, 2018
	Operating income	Diluted net income per share from continuing operations
% Change — Reported (GAAP)	13	43
% Currency Impact	0	0
% Change — Currency Neutral (Non-GAAP)	13	43
% Structural Impact	(7)	—
% Change — Currency Neutral (Adjusted for Structural Items) (Non-GAAP)	20	—
% Impact of Accounting Changes[1]	(1)	—
% Change — Currency Neutral (Adjusted for Structural Items and Accounting Changes) (Non-GAAP)	21	—

% Impact of Items Impacting Comparability (Non-GAAP)	11	37
% Change — Comparable (Non-GAAP)	2	5
% Comparable Currency Impact (Non-GAAP)	0	0
% Change — Comparable Currency Neutral (Non-GAAP)	3	6
% Comparable Structural Impact (Non-GAAP)	(5)	—
% Change — Comparable Currency Neutral (Adjusted for Structural Items) (Non-GAAP)	7	—
% Comparable Impact of Accounting Changes (Non-GAAP)[1]	(1)	—
% Change — Comparable Currency Neutral (Adjusted for Structural Items and Accounting Changes) (Non-GAAP)	8	—
Note: Certain columns may not add due to rounding.
1 Impact of adoption of new revenue recognition accounting standard.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Net Operating Revenues by Operating Segment:

	Three Months Ended June 29, 2018
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$2,170	$1,031	$3,117	$1,517	$1,235	$65	$(208)	$8,927
Items Impacting Comparability:
Other Items	—	—	—	—	—	(24)	—	(24)
Comparable (Non-GAAP)	$2,170	$1,031	$3,117	$1,517	$1,235	$41	$(208)	$8,903

	Three Months Ended June 30, 2017
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$2,037	$950	$2,903	$1,507	$2,998	$45	$(738)	$9,702
Items Impacting Comparability:
Other Items	—	—	3	—	—	4	—	7
Comparable (Non-GAAP)	$2,037	$950	$2,906	$1,507	$2,998	$49	$(738)	$9,709

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	7	8	7	1	(59)	46	72	(8)
% Currency Impact	2	(6)	0	2	0	68	—	1
% Change — Currency Neutral (Non-GAAP)	5	14	7	(1)	(59)	(22)	—	(8)
% Acquisitions, Divestitures and Structural Items	1	2	(1)	0	(72)	0	—	(15)
% Impact of Accounting Changes[1]	(3)	1	10	(7)	3	13	—	2
% Change — Organic Revenues (Non-GAAP)	7	11	(1)	6	11	(35)	—	5

% Change — Comparable (Non-GAAP)	7	8	7	1	(59)	(17)	—	(8)
% Comparable Currency Impact (Non-GAAP)	2	(6)	0	2	0	3	—	0
% Change — Comparable Currency Neutral (Non-GAAP)	5	14	7	(1)	(59)	(20)	—	(9)
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 Impact of adoption of new revenue recognition accounting standard.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Net Operating Revenues by Operating Segment:

	Six Months Ended June 29, 2018
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$4,011	$2,029	$5,797	$2,735	$2,286	$83	$(388)	$16,553
Items Impacting Comparability:
Other Items	—	—	—	—	—	(26)	—	(26)
Comparable (Non-GAAP)	$4,011	$2,029	$5,797	$2,735	$2,286	$57	$(388)	$16,527

	Six Months Ended June 30, 2017
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$3,669	$1,876	$5,320	$2,715	$6,834	$74	$(1,668)	$18,820
Items Impacting Comparability:
Other Items	—	—	8	—	—	13	—	21
Comparable (Non-GAAP)	$3,669	$1,876	$5,328	$2,715	$6,834	$87	$(1,668)	$18,841

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	9	8	9	1	(67)	12	77	(12)
% Currency Impact	4	(3)	0	3	1	55	—	1
% Change — Currency Neutral (Non-GAAP)	5	11	9	(2)	(67)	(43)	—	(13)
% Acquisitions, Divestitures and Structural Items	1	1	(1)	(1)	(82)	0	—	(21)
% Impact of Accounting Changes[1]	(3)	1	11	(6)	3	4	—	2
% Change — Organic Revenues (Non-GAAP)	7	9	0	5	12	(47)	—	5

% Change — Comparable (Non-GAAP)	9	8	9	1	(67)	(35)	—	(12)
% Comparable Currency Impact (Non-GAAP)	4	(3)	0	3	1	2	—	1
% Change — Comparable Currency Neutral (Non-GAAP)	5	11	9	(2)	(67)	(36)	—	(13)
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 Impact of adoption of new revenue recognition accounting standard.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Core Business Revenues (Non-GAAP): [1]

Three Months Ended June 29, 2018
Reported Net Operating Revenues (GAAP)	$8,927
Bottling Investments Net Operating Revenues	(1,235)
Consolidated Eliminations	208
Intersegment Core Net Operating Revenue Eliminations	(7)
Core Business Revenues (Non-GAAP)	7,893
Items Impacting Comparability:
Other Items	(24)
Comparable Core Business Revenues (Non-GAAP)	$7,869

Three Months Ended June 30, 2017
Reported Net Operating Revenues (GAAP)	$9,702
Bottling Investments Net Operating Revenues	(2,998)
Consolidated Eliminations	738
Intersegment Core Net Operating Revenue Eliminations	(4)
Core Business Revenues (Non-GAAP)	7,438
Items Impacting Comparability:
Other Items	7
Comparable Core Business Revenues (Non-GAAP)	$7,445

% Change — Reported Net Operating Revenues (GAAP)	(8)
% Change — Core Business Revenues (Non-GAAP)	6
% Core Business Currency Impact (Non-GAAP)	1
% Change — Currency Neutral Core Business Revenues (Non-GAAP)	5
% Acquisitions, Divestitures and Structural Items	0
% Impact of Accounting Changes[2]	2
% Change — Core Business Organic Revenues (Non-GAAP)[3]	4

% Change — Comparable Core Business Revenues (Non-GAAP)	6
% Comparable Core Business Currency Impact (Non-GAAP)	0
% Change — Comparable Currency Neutral Core Business Revenues (Non-GAAP)	5
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 Core business revenues (non-GAAP) included the net operating revenues from the Europe, Middle East & Africa, Latin America, North America, Asia
Pacific and Corporate operating segments offset by intersegment revenue eliminations of $7 million and $4 million during the three months ended
June 29, 2018 and June 30, 2017, respectively.
2 Impact of adoption of new revenue recognition accounting standard.
3 Core business organic revenue (non-GAAP) growth included 1 point of positive price/mix.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Core Business Revenues (Non-GAAP): [1]

Six Months Ended June 29, 2018
Reported Net Operating Revenues (GAAP)	$16,553
Bottling Investments Net Operating Revenues	(2,286)
Consolidated Eliminations	388
Intersegment Core Net Operating Revenue Eliminations	(11)
Core Business Revenues (Non-GAAP)	14,644
Items Impacting Comparability:
Other Items	(26)
Comparable Core Business Revenues (Non-GAAP)	$14,618

Six Months Ended June 30, 2017
Reported Net Operating Revenues (GAAP)	$18,820
Bottling Investments Net Operating Revenues	(6,834)
Consolidated Eliminations	1,668
Intersegment Core Net Operating Revenue Eliminations	(7)
Core Business Revenues (Non-GAAP)	13,647
Items Impacting Comparability:
Other Items	21
Comparable Core Business Revenues (Non-GAAP)	$13,668

% Change — Reported Net Operating Revenues (GAAP)	(12)
% Change — Core Business Revenues (Non-GAAP)	7
% Core Business Currency Impact (Non-GAAP)	2
% Change — Currency Neutral Core Business Revenues (Non-GAAP)	6
% Acquisitions, Divestitures and Structural Items	0
% Impact of Accounting Changes[2]	2
% Change — Core Business Organic Revenues (Non-GAAP)[3]	4

% Change — Comparable Core Business Revenues (Non-GAAP)	7
% Comparable Core Business Currency Impact (Non-GAAP)	1
% Change — Comparable Currency Neutral Core Business Revenues (Non-GAAP)	6

Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 Core business revenues (non-GAAP) included the net operating revenues from the Europe, Middle East & Africa, Latin America, North America, Asia
Pacific and Corporate operating segments offset by intersegment revenue eliminations of $11 million and $7 million during the six months ended
June 29, 2018 and June 30, 2017, respectively.
2 Impact of adoption of new revenue recognition accounting standard.
3 Core business organic revenue (non-GAAP) growth included 1 point of positive price/mix.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Income (Loss) by Operating Segment:

	Three Months Ended June 29, 2018
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$1,095	$593	$684	$705	$(56)	$(294)	$2,727
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	60	—	60
Productivity and Reinvestment	—	1	47	1	16	46	111
Transaction Gains/Losses	—	—	—	—	34	3	37
Other Items	—	—	14	—	(5)	(14)	(5)
Comparable (Non-GAAP)	$1,095	$594	$745	$706	$49	$(259)	$2,930

	Three Months Ended June 30, 2017
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$1,076	$559	$755	$709	$(651)	$(411)	$2,037
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	653	—	653
Productivity and Reinvestment	(6)	1	49	2	10	31	87
Transaction Gains/Losses	—	—	—	—	46	5	51
Other Items	—	—	(5)	—	30	46	71
Comparable (Non-GAAP)	$1,070	$560	$799	$711	$88	$(329)	$2,899

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	2	6	(10)	(1)	91	28	34
% Currency Impact	(1)	(8)	0	1	(1)	7	(1)
% Change — Currency Neutral (Non-GAAP)	3	14	(9)	(1)	92	21	35

% Impact of Items Impacting Comparability (Non-GAAP)	(1)	0	(3)	0	137	7	33
% Change — Comparable (Non-GAAP)	2	6	(7)	(1)	(46)	21	1
% Comparable Currency Impact (Non-GAAP)	(1)	(8)	0	1	(3)	0	(2)
% Change — Comparable Currency Neutral (Non-GAAP)	3	14	(7)	(2)	(42)	21	3
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Income (Loss) by Operating Segment:

	Six Months Ended June 29, 2018
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$2,009	$1,165	$1,215	$1,270	$(517)	$(604)	$4,538
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	450	—	450
Productivity and Reinvestment	2	3	99	1	22	79	206
Transaction Gains/Losses	—	—	—	—	79	3	82
Other Items	—	—	(5)	—	5	(9)	(9)
Comparable (Non-GAAP)	$2,011	$1,168	$1,309	$1,271	$39	$(531)	$5,267

	Six Months Ended June 30, 2017
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$1,936	$1,064	$1,329	$1,250	$(740)	$(839)	$4,000
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	737	—	737
Productivity and Reinvestment	(4)	1	84	3	24	118	226
Transaction Gains/Losses	—	—	—	—	88	7	95
Other Items	—	—	(15)	—	27	81	93
Comparable (Non-GAAP)	$1,932	$1,065	$1,398	$1,253	$136	$(633)	$5,151

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	4	10	(9)	2	30	28	13
% Currency Impact	1	(4)	0	1	(2)	5	0
% Change — Currency Neutral (Non-GAAP)	3	14	(8)	0	32	23	13

% Impact of Items Impacting Comparability (Non-GAAP)	0	0	(2)	0	102	12	11
% Change — Comparable (Non-GAAP)	4	10	(6)	1	(72)	16	2
% Comparable Currency Impact (Non-GAAP)	1	(4)	0	1	(3)	0	0
% Change — Comparable Currency Neutral (Non-GAAP)	3	14	(6)	0	(68)	16	3
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Income (Loss) from Continuing Operations Before Income Taxes by Operating Segment:

	Three Months Ended June 29, 2018
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$1,117	$541	$699	$712	$91	$(277)	$2,883
Items Impacting Comparability:
Asset Impairments/Restructuring	—	52	—	—	60	—	112
Productivity and Reinvestment	—	1	47	1	16	85	150
Equity Investees	—	—	—	—	31	2	33
Transaction Gains/Losses	—	—	1	—	183	(32)	152
Other Items	—	—	14	—	(5)	(39)	(30)
Comparable (Non-GAAP)	$1,117	$594	$761	$713	$376	$(261)	$3,300

	Six Months Ended June 29, 2018
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$2,044	$1,107	$1,230	$1,286	$(297)	$(654)	$4,716
Items Impacting Comparability:
Asset Impairments/Restructuring	—	52	—	—	450	—	502
Productivity and Reinvestment	2	3	99	1	22	118	245
Equity Investees	—	—	—	—	99	(15)	84
Transaction Gains/Losses	—	—	20	—	263	(32)	251
Other Items	—	—	(5)	—	5	63	63
Comparable (Non-GAAP)	$2,046	$1,162	$1,344	$1,287	$542	$(520)	$5,861

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Margin:
	Three Months Ended June 29, 2018	Three Months Ended June 30, 2017	Basis Point Growth
Reported Operating Margin (GAAP)	30.55%	20.99%	956
Items Impacting Comparability (Non-GAAP)	(2.35)%	(8.86)%
Comparable Operating Margin (Non-GAAP)	32.90%	29.85%	305

	Six Months Ended June 29, 2018	Six Months Ended June 30, 2017	Basis Point Growth
Reported Operating Margin (GAAP)	27.41%	21.25%	616
Items Impacting Comparability (Non-GAAP)	(4.46)%	(6.09)%
Comparable Operating Margin (Non-GAAP)	31.87%	27.34%	453

Purchases and Issuances of Stock:
	Six Months Ended June 29, 2018	Six Months Ended June 30, 2017
Reported (GAAP):
Issuances of Stock	$600	$917
Purchases of Stock for Treasury	(1,317)	(2,197)
Net Change in Stock Issuance Receivables[1]	2	1
Net Change in Treasury Stock Payables[2]	(15)	4
Net Share Repurchases (Non-GAAP)	$(730)	$(1,275)
1 Represents the net change in receivables related to employee stock options exercised but not settled prior to the end of the period.
2 Represents the net change in payables for treasury shares repurchased but not settled prior to the end of the period.

Free Cash Flow:
	Six Months Ended June 29, 2018	Six Months Ended June 30, 2017	% Change
Net Cash Provided by Operating Activities (GAAP)	$2,608	$3,342	(22)
Purchases of Property, Plant and Equipment (GAAP)	(612)	(832)	(26)
Free Cash Flow (Non-GAAP)	$1,996	$2,510	(20)
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.

About The Coca-Cola Company
The Coca-Cola Company (NYSE: KO) is a total beverage company, offering over 500 brands in more than 200 countries. In addition to the company’s Coca-Cola brands, our portfolio includes some of the world’s most valuable beverage brands, such as AdeS soy-based beverages, Ayataka green tea, Dasani waters, Del Valle juices and nectars, Fanta, Georgia coffee, Gold Peak teas and coffees, Honest Tea, innocent smoothies and juices, Minute Maid juices, Powerade sports drinks, Simply juices, smartwater, Sprite, vitaminwater and ZICO coconut water. We’re constantly transforming our portfolio, from reducing sugar in our drinks to bringing innovative new products to market. We’re also working to reduce our environmental impact by replenishing water and promoting recycling. With our bottling partners, we employ more than 700,000 people, bringing economic opportunity to local communities worldwide. Learn more at Coca-Cola Journey at www.coca-colacompany.com and follow us on Twitter, Instagram, Facebook and LinkedIn.

The fairlife® brand is owned by fairlife LLC, our joint venture with Select Milk Producers Inc. Products from fairlife are distributed by our company and certain of our bottling partners.

Forward-Looking Statements
This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company’s historical experience and our present expectations or projections. These risks include, but are not limited to, obesity and other health-related concerns; water scarcity and poor quality; evolving consumer preferences; increased competition; product safety and quality concerns; perceived negative health consequences of certain ingredients, such as non-nutritive sweeteners and biotechnology-derived substances, and of other substances present in our beverage products or packaging materials; an inability to be successful in our innovation activities; increased demand for food products and decreased agricultural productivity; an inability to protect our information systems against service interruption, misappropriation of data or breaches of security; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand operations in emerging and developing markets; fluctuations in foreign currency exchange rates; interest rate increases; an inability to maintain good relationships with our bottling partners; a deterioration in our bottling partners' financial condition; increases in income tax rates, changes in income tax laws or unfavorable resolution of tax matters; increased or new indirect taxes in the United States and throughout the world; failure to realize the economic benefits from or an inability to successfully manage the possible negative consequences of our productivity initiatives; inability to attract or retain a highly skilled and diverse workforce; increased cost, disruption of supply or shortage of energy or fuels; increased cost, disruption of supply or shortage of ingredients, other raw materials, packaging materials, aluminum cans and other containers; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the marketing or sale of our products; unfavorable general economic conditions in the United States; unfavorable economic and political conditions in international markets; litigation or legal proceedings; failure to adequately protect, or disputes relating to, trademarks, formulae and other intellectual property rights; adverse weather conditions; climate change; damage to our brand image or corporate reputation from negative publicity, even if unwarranted, related to product safety or quality, human and workplace rights, obesity or other issues; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; changes in accounting standards; an inability to achieve our overall long-term growth objectives; deterioration of global credit market conditions; default by or failure of one or more of our counterparty financial institutions; an inability to renew collective bargaining agreements on satisfactory terms, or we or our bottling partners experience strikes, work stoppages or labor unrest; future impairment charges; multi-employer pension plan withdrawal liabilities in the future; an inability to successfully integrate and manage our Company-owned or -controlled bottling operations or other acquired businesses or brands; an inability to successfully manage our refranchising activities; failure to realize a significant portion of the anticipated benefits of our strategic relationship with Monster; global or regional catastrophic events; and other risks discussed in our Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2017 and our subsequently filed Quarterly Report on Form 10-Q, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.

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